Exhibit 10.19
CONFIDENTIAL TREATMENT REQUESTED

AMENDMENT TO AMENDED & RESTATED MASTER SERVICES AGREEMENT FOR PRESSURE PUMPING SERVICES AGREEMENT(1)

This Amendment to Amended and Restated Master Services Agreement for Pressure Pumping Services Agreement (this “Amendment”) is made and entered into this 18th day of February 2016 to be effective as of January 1, 2016 (the “Effective Date”), by and between Gulfport Energy Corporation (“Company”) and Stingray Pressure Pumping LLC (“Contractor”). Company and Contractor are sometimes individually referred to herein as a “Party”, or collectively referred to as the “Parties”.

WHEREAS, Company and Contractor entered into that certain Master Services Agreement dated December 3, 2012 (the “Original MSA Agreement”), pursuant to which Contractor would provide hydraulic fracturing, stimulation and related completion and rework services for oil and gas exploration wells and other ancillary services (the “Services”) to Company, subject to the terms and conditions contained in the Original MSA Agreement;
WHEREAS, Company and Contractor subsequently entered into the Amended and Restated Master Services Agreement for Pressure Pumping Services Agreement dated as of October 1, 2014 (the “A&R MSA Agreement”), pursuant to which the Original MSA Agreement was amended and restated in its entirety;
WHEREAS, the A&R MSA Agreement provided for prices with respect to the Services and reimbursable expenses as set forth in Exhibit B – Service Fees and Reimbursable Expenses of the A&R MSA Agreement; and
WHEREAS, the Company desires to suspend the Services during the period commencing on January 1, 2016 and ending on March 31, 2016 (the “Suspension Period”) and, in connection therewith, the Parties now desire to amend the A&R MSA Agreement in order to adjust the amount of Service Fees (as defined in the A&R MSA Agreement) payable with respect to the Services during the Suspension Period and the timing of the payment of such Service Fees.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:
1.Defined Terms. Capitalized terms used but not defined herein shall have the same meanings given to such terms in the A&R MSA Agreement.

2.Recitals. The foregoing recitals are incorporated into and made a part of this Amendment.

3.Amendment Exhibit B – Service Fees and Reimbursable Expenses of the A&R MSA Agreement. Effective as of the Effective Date, the Parties agree that Exhibit B – Service Fees and Reimbursable Expenses of the A&R MSA Agreement (“Exhibit B”) shall be, and hereby is, amended and supplemented as set forth on Schedule 3 attached hereto.

4.Counterparts. This Amendment may be executed in a number of identical counterparts, including, without limitation, facsimile or email execution copies. If so executed, each counterpart is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute one agreement.
5.Enforceability of Agreement; Governing Law. Except as expressly modified and amended hereby, the A&R MSA Agreement shall remain in full force and effect and is hereby ratified and affirmed by each of the Parties. This Amendment shall be binding on the Parties and their respective permitted successor and assigns. This Amendment shall be governed by and

1 The appearance of [*] denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.19
CONFIDENTIAL TREATMENT REQUESTED

construed in accordance with the laws of the State of Delaware without giving effect to the conflict of law provisions thereof.
6.Effectiveness of Amendment. This Amendment shall become effective as of the Effective Date.

[Signature Page Follows]

1 The appearance of [*] denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.19
CONFIDENTIAL TREATMENT REQUESTED

IN WITNESS WHEREOF, this Amendment has been duly executed by each Party as of the date first written above.

CONTRACTOR:	COMPANY:
Stingray Pressure Pumping LLC	Gulfport Energy Corporation
By: /s/ Marc McCarthy Name: Marc McCarthy Title: Vice President	By: /s/ Michael G. Moore Name: Michael G. Moore Title: Chief Executive Officer & President

Exhibit 10.19
CONFIDENTIAL TREATMENT REQUESTED

Schedule 3

SERVICE FEES AND REIMBURSABLE EXPENSES
DURING SUSPENSION PERIOD

Suspension of Services During the Period January 1, 2016 through March 31, 2016 (the “Suspension Period”).
Notwithstanding anything contained in the A/R MSA Agreement or Exhibit B to the contrary, during the Suspension Period, Company intends to reduce its completion activities, including the Services provided by Contractor; and consequently Company and Contractor have agreed to suspend any Services under the A/R MSA Agreement during the Suspension Period on the following terms:
(a)    Suspension of Services. The Parties hereby agree that during the Suspension Period, (i) Contractor shall not provide any Services to Company under the A/R MSA Agreement, and (ii) Contractor may use the Dedicated Frac Spreads for other customers (but is under no obligation to do so). As a consequence of such suspension of Services, the Parties agree to revise the Service Fees and Reimbursable Expenses that would otherwise be due by Company during the Suspension Period in accordance with the following terms of this Schedule.
(b)    Payment of Monthly Deposits. Each calendar month during the Suspension Period Company will pay to Contractor a non-refundable deposit equal to $[*]1 (each “Monthly Deposit Amount”, in the aggregate the “Deposit”). The Monthly Deposit Amount for January will be due January 20, 2016, and the Monthly Deposit Amount for each subsequent month during the Suspension Period shall be due within ten (10) days of the beginning of each such month. Except with respect to January 2016, Contractor shall submit a written invoice to Company for the Monthly Deposit Amounts payable with respect to each calendar month prior to the beginning thereof. Commencing on April 1, 2016 and continuing through September 30, 2016 (the “Catch-up Period”), Contractor shall apply $[*]1 of the Deposit per calendar month towards the fixed monthly service fees due and payable by Company to Contractor pursuant to Exhibit B (as amended by Section 1(c) below).
(c)    Revisions to Fixed Monthly Fee. The Parties agree that during the Suspension Period the monthly fee of $[*]1 per Dedicated Frac Spread (which is part of the Services Fees) shall be [*]1, and that the monthly fee for the Catch-up Period shall be [*]1 per Dedicated Frac Spread to $[*]1 per Dedicated Frac Spread. After the end of the Catch-up Period, the fixed monthly fee will be $[*]1 per Dedicated Frac Spread plus any applicable CPI adjustment, as provided in Exhibit B.
(d)    Revision to Direct Costs Payable During the Suspension Period. The Parties agree that all of the “Direct Costs” (as defined in Exhibit B) incurred by Contractor during the Suspension Period will be abated and paid ratably over the Catch-up Period, subject to the following provisions:
(i)    Notwithstanding the provisions of Exhibit B, for the Suspension Period the Parties agree that the total repair and maintenance under Exhibit B shall be fixed at $[*]1, in the aggregate, and shall not be based on or reconciled to actual costs for repair and maintenance of the Dedicated Frac Spreads. The other Direct Costs incurred by Contractor during the Suspension Period shall be determined in accordance with Exhibit B.
(ii)    If Contractor uses either or both Dedicated Frac Spreads for other customers during the Suspension Period, then to the extent that Contractor is paid for any of the personnel related expenses that are included in the Direct Costs by such other customer, such amounts (as reasonably determined by Contractor in accordance with its normal accounting practices) shall directly reduce the corresponding Direct Costs to be paid by Company during the Catch-up Period, under subsection (iii) below.
(iii)    Within ten (10) days after the end of the Suspension Period, Contractor will provide to Company a statement of all of the Direct Costs that were abated during the

1 The appearance of [*] denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.19
CONFIDENTIAL TREATMENT REQUESTED

Suspension Period as described above and not otherwise offset in accordance with subsection (ii) above (the “Total Abated Amount”). Company shall pay Contractor the Total Abated Amount in [*]1 equal monthly installments, which shall be billed and paid in conjunction with Contractor’s regular invoices for those months in the Catch-up Period. Upon Company’s tender of the final installment in connection with the Total Abated Amount, the Parties agree that Company will have fulfilled all of its obligations to Contractor for the Suspension Period under the A&R MSA Agreement and this Amendment. By way of example, if the Total Abated Amount was $[*]1 (compromised of $[*]1 in repair and maintenance and $[*]1 of other Direct Costs incurred during the Suspension Period and not offset under subsection (ii)), the quotient of $[*]1 divided by [*]1 would be $[*]1. Therefore under this example, Contractor would include an itemized charge of $[*]1 on each of its [*]1 regular monthly invoices directed to Company during the Catch-up Period.
(iv)     If the A/R MSA Agreement is terminated for any reason prior to the end of the Catch-up Period, then any unpaid portion of the Total Abated Amount shall be immediately due and payable by Company, and any unused portion of the Deposit shall be forfeited and shall be retained by Contractor without any offset or reduction to any other amounts owed by Company under the A/R MSA Agreement.

1 The appearance of [*] denotes confidential information that has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.